AGENCY REPRESENTATION AGREEMENT

No.: CON-RA-13033

THIS AGREEMENT is made and entered into on and effective on the 31st Dee, 2013 (the “Effective Date”)

by and between

GLORI ENERGY, a company duly organized and validly existing under the laws of the State of Texas, United States, with offices at 4315 South Drive, Houston, TX 77053 (hereinafter referred to as “COMPANY”)

And

PETRO-KING OILFIELD TECHNOLOGY LTD, a company incorporated and existing under the laws of the People’s Republic of China, and having its registered office at7/F, Tiley Central Plaza A,No.3 Haide Road, Nanshan District, Shenzhen, Guangdong, PRC (hereinafter referred to as “AGENT”)

COMPANY and AGENT will collectively be referred to as the “Parties” or singularly referred to as a “Party”.

WHEREAS, COMPANY is in the business of applying its proprietary AERO™ System to existing oil wells in order to increase oil production, and Agent has marketing experience and financial strength in selling and providing services with respect to equipment for use in oil and gas operations in the Territory as defined below.

AND WHEREAS, the Parties intend to enter into an agency agreement for the marketing and business development of AERO™ Technology to certain potential customers in the Oil & Gas industry in People’s Republic of China (hereinafter referred to as the “PRC”) and as defined under Territory.

NOW THEREFORE, in consideration of the mutual promises, conditions, terms and conditions contained in this Agreement, and other good and valuable consideration, the sufficiency of which each Party hereby acknowledges, the Parties mutually agree as follows:

1.	Definitions:

As used herein, the following terms will have the meaning assigned to them as follows:

(a)	“Services” will mean the COMPANY services set forth in Exhibit “A” attached hereto.

1 / 11

(b)	“Territory” will mean the specific clients in the geographical areas of cooperation as set forth in Exhibit “B” and as modified from time to time by mutual agreement in writing.

2.	Appointment of Agent:

(a)	COMPANY hereby appoints AGENT or any of its related entities, including but not limited to Agent itself, its affiliates, subsidiaries, and associated companies as a non-exclusive Agent for COMPANY Services within the Territory, and AGENT hereby accepts the appointment.

(b)	COMPANY shall not do the following matters within the term of this Agreement:

i.	appoint any parties other than AGENT as the Agent for Company Services within the Territory.

ii.	intentionally sell the Services to any parties other than AGENT or a party designated by AGENT for use or resale within the Territory, or cause Company’s affiliate to do so.

(c)	If COMPANY or any of its affiliate is inquired about the Services by any party other than AGENT or any party designated by AGENT, COMPANY shall, or shall cause its affiliate to, refer such party to AGENT for handling.

3.	Term of Agreement:

(a)	The initial term (the “Initial Term”) of this Agreement shall commence on the Effective Date and expire on 30th Dec, 2016, for a period of three (3) years, unless earlier terminated according to this Agreement.

(b)	After the Initial Term, each party agrees that it will endeavor, in good faith, to conclude any negotiations relating to such renewals no less than two (2) months before the expiration of this Agreement.

(c)	Upon expiration of the Initial Term, this Agreement will be automatically renewed for an additional one (1) year term (the “Renewal Term”) unless terminated by either Party upon 30 calendar days written notice to the other Party prior to the expiration of the Initial Term or any Renewal Term.

4.	Price and Payment

(a)	The price of the Services shall be negotiated and confirmed by both parties. Payments to Company shall be made in U.S. Dollars.

(b)	The payment shall be made in accordance with the payment terms specified in the official Contract/Purchase Order between both parties.

2 / 11

5.	Responsibilities of COMPANY:

(a)	For any proposal, tender or quotation to AGENT regarding COMPANY Services, COMPANY shall respond as promptly as possible upon receipt, and shall endeavor to provide the most competitive pricing to AGENT as well as any information and support that may reasonably be requested by the AGENT to enable it to fulfil its duties under this Agreement properly and efficiently including pamphlets, catalogs and technical data,

(b)	After AGENT has received quotation from Company, AGENT shall confirm the order by submitting a Purchase Order duly signed by Agent.

(c)	COMPANY shall provide timely, thoughtful service and necessary technical support to ensure the normal operation of the COMPANY Service.

(d)	COMPANY shall not sell or lease COMPANY Products directly to customers within the Territory during the Agreement period without the prior written consent of AGENT.

(e)	COMPANY shall be solely responsible for all expenses incurred during the execution of its duties stipulated in this Agreement and the Purchase Order confirmed by both parties, unless prior arrangements have been agreed and confirmed with AGENT in writing.

6.	Responsibilities of AGENT:

(a)	AGENT shall exercise its best efforts to actively promote and sell or lease COMPANY Service sand shall maintain sufficient resources for such purpose within the Territory.

(b)	AGENT shall actively obtain, keep, maintain, and furnish COMPANY adequate records and information concerning potential projects, ventures, other opportunities and any information for which any of COMPANY Services might be utilized or by which any of COMPANY Services sale might be affected.

(c)	AGENT, at its expense, shall at all times maintain during the term of this Agreement its existence in good standing, and AGENT shall obtain and maintain any licenses, permits, and permissions for the sale of Services as may be necessary to carry out and perform the activities contemplated to be performed by AGENT pursuant to this Agreement.

(d)	AGENT shall exercise all commercially reasonable efforts to secure two (2) pilot projects in the Territory for the implementation of the COMPANY’s AERO Technology.

3 / 11

(e)	AGENT shall be responsible for negotiating, entering into and performing all contracts for the sale or lease of COMPANY Services by AGENT to customer within the Territory, andthe expenses, rights and obligation incurred thereof will be assumed by the Agent itself.

(f)	AGENT shall promptly advise Company in writing of any change which might affect the performance of this Agreement, including but not limited to the change of the ownership, shareholders, management of it or any adverse change of asset or involvement in lawsuit and penalties.

(g)	AGENT shall not act as the Agent of other similar services which Company deem will compete with Services of Company, nor modify, manufacture the Product of Company in any manners or support any party to do so.

7.	Taxation:

According to the relevant applicable law which has jurisdiction of this Agreement, each Party in this Agreement shall be responsible for the relevant taxes and other governmental charges levied on each Party respectively incurred pursuant to the performance of this Agreement.

8.	Independent Contractor:

This Agreement shall not constitute or imply any partnership, joint venture, agency, fiduciary relationship or other relationship between the Parties other than the contractual relationship expressly provided for in this Agreement. Neither Party shall have, nor represent that it has, any authority to make any commitments on the other Party’s behalf.

9.	Intellectual Property

(a)	Any intellectual property such as patent, trademarks or copyright used or contained in Company Products is legally owned or obtained by Company and any Derivatives thereof, remains the property of the Company and no license or other rights to confidential information is granted or implied hereby. For purposes of this agreement, “Derivatives” shall mean: (i) for copyrightable or copyrighted material, any translation, abridgment, revision or other form in which an existing work may be recast, transformed or adapted; (ii) for patentable or patented material, any improvement thereon; and (iii) for material which is protected by trade secret, any new material derived from such existing trade secret material, including new material which may be protected by copyright, patent and/or trade secret.

(b)	Agent can only make use of Company’s trademarks or trade name for the purpose of performing this Agreement.

4 / 11

(c)	Behaviors of infringing the reputation and intellectual property of Company are forbidden and Agent should promptly inform Company of any infringement acts and assist to protect Company’s rights.

10.	Termination:

(a)	This Agreement may be terminated in writing by either of the Parties with one month’s written notice.
(b)	As any of the following matters occur, the affected party is entitled to terminate this Agreement immediately by written notice to the other party:
i.	The business or financial condition of the other party has shown materially adverse change, including but not limited to the change of business policy, involvement in bankruptcy or trusteeship.
ii.	Any breach of the Agreement of the other party and refuse to modify after the affected party issues notice to it.
(c)	After termination or expiration, any amounts due from one Party to the other for transactions occurring prior thereto shall be paid in accordance with the terms of this Agreement. Should early termination of this Agreement occur, COMPANY shall only be responsible for payments related to contracts signed and executed pursuant to the terms and conditions of this Agreement.
(d)	After termination or expiration, Agent shall not continue to act as the Agent or use the intellectual property of Company. Agent should return all materials and articles owned by Company and shall not maintain any duplicates.

11.	Force Majeure

Either Party shall be excused from any delay or failure in performance required hereunder if caused by reason of any occurrence or contingency beyond its reasonable control, including, but not limited to, acts of God, acts of war, fire, insurrection, strikes, lock-outs or other serious labor disputes, riots, earthquakes, floods, explosions or other acts of nature.

The obligations and rights of the Party so excused shall be extended on a day-to-day basis for the time period equal to the period of such excusable interruption. When such events have abated, the Parties’ respective obligations hereunder shall resume.

In the event the interruption of the excused Party’s obligations continues for a period in excess of 60 calendar days, either Party shall have the right to terminate this Agreement upon 30 calendar days’ prior written notice to the other Party.

12.	Compliance with Laws:

Each Party shall, at its sole expense, comply with all applicable national, provincial, and local laws, regulations, and ordinances governing operation of its business, including but not limited to those relating to safety, health and the environment, and shall defend, indemnify, and hold the other Party free and harmless from any claims, damages, lawsuits, or penalties caused by the Party’s failure to comply therewith.

5 / 11

13.	Waiver of Breach:

The waiver of rights for one default hereunder shall not constitute the waiver of rights for any subsequent default.

14.	Governing Laws:

This Agreement and any disputes relating to the subject matter therein shall be governed by the laws of the United Kingdom.

15.	Amendments:

This Agreement may be hereafter amended only by a written document duly executed by each Party.

16.	Other Agreements:

Any prior oral or written agreements or undertakings between the parties with respect to the subject matter of this Agreement are hereby superseded by this Agreement

17.	Severability:

Should any provision of this Agreement be held unenforceable or in conflict with applicable law, the validity of the remaining provisions shall not be affected by such provision and this Agreement shall be construed as if such provision were not contained herein.

18.	Confidentiality

Both Parties shall keep confidential the content of this Agreement or any information disclosed or got for the conclusion, performance of this Agreement and shall not disclose to any third party or use it for other commercial purpose without the other Party’s written consent. Agent shall treat as confidential and shall not, without Company' prior written consent, divulge to any third party or make any unauthorized use or disclosure of confidential or proprietary information of Company. Such confidential information shall include Company’s product plans, designs, costs, prices, research, formulas, trade secrets, development or know-how (“Confidential Information”).

The Parties acknowledge that the discloser of Confidential Information may lack an adequate remedy at taw, and may suffer irreparable injury in the event the recipient of Confidential Information breached the confidentiality requirements of this Agreement. Therefore, in the event any breach of this Agreement occurs or is threatened, the discloser may be entitled to an injunction restricting or prohibiting the recipient from acts which would violate this agreement, without thereby waiving other remedies otherwise available at law or in equity.

6 / 11

Any party breached this article should compensate the losses of the other party as a result of its breach.

The obligations of confidentiality contained in this clause will survive any termination or expiration of this Agreement for a period of three (3) years commencing on the date of termination or expiration of this Agreement.

19.	Negotiation and Communication:

Both Parties agree to set up periodic communication and annual meeting or whenever as necessary for the purpose of reinforcing communications, information exchange and settle issues arising from the performance of this Agreement.

20.	Settlement of Disputes:

As of the date this Agreement takes effect, both Parties shall carry out the terms and conditions of the Agreement faithfully. Any disputes to this Agreement shall be subject to friendly negotiations upon the principles of equal and mutual benefit, mutual understanding and mutual accommodation.

21.	Arbitration:

All disputes in connection with this Agreement or the execution thereof shall be settled friendly through negotiations, n the event that such negotiations fail under thirty (30) days from such direct negotiation, any dispute arising out of, relating to, or in connection with this AGREEMENT, including any question regarding its existence, validity, or termination shall be settled in accordance with the Arbitration Rules of the International Chamber of Commerce (ICC), in the United Kingdom

The number of the arbitrators shall be one (1). The Parties shall select the one arbitrator who shall be a lawyer. In the event that no agreement can be found between the Parties as to such appointment, the ICC shall appoint the arbitrator. The proceedings shall be in the English Language. The resulting arbitral award shall be final and binding without right of appeal, and judgment upon such award may be entered in any court having jurisdiction thereof. Each Party may at any time request from any competent judicial authority any interim or conservatory measure. The Parties undertake to keep strictly confidential the contents of the arbitral proceedings.

7 / 11

22.	Anti-Corruption:

Agent is familiar with, and hereby agrees to comply with the provisions of the United States Foreign Corrupt Practices Act of 1977, as amended (“FCPA”) and any similar applicable U.S. or non-U.S. law. Neither Agent nor any person acting for or on behalf of Agent shall offer, pay or agree to pay, directly or indirectly, any consideration of any nature whatsoever to any official, agent or employee of any government or any department, agency or instrumentality of any government, or to any political party or official thereof, or to any candidate for political office in any country in order to influence the act, decision or omission of any such official, agent, employee, political party, political party official or candidate in his or her official capacity in connection with the performance of the services to be provided by Agent to Company or the directing of business to any person. Agent acknowledges that Company’s corporate policies prohibit payments to any Non-US government official, political party or party official (as defined in the FCPA). In performance of the services for Company, Agent will ensure that no payments will be made by Agent or its personnel in violation of Company’s corporate policies.

23.	Exhibits

The Exhibits of this Agreement are integral part of the Agreement, and shall have the same legal binding force with the Agreement.

[The rest of this page is intentionally left blank]

8 / 11

IN WITNESS THEREOF, this Agreement is signed by both parties in two original copies; both have the same legal force, each Party holds one original copy.

Glori Energy (“COMPANY”)	Petro-King Oilfield Technology Ltd (“AGENT”)

By: /s/ Stuart Page	By: /s/ Wang Jinlong

Name: Stuart Page	Name: Wang Jinlong

Title: CEO	Title: President

Date: 6 Jan 2014	Date: 06/01/2014

9 / 11

EXHIBIT “A”

COMPANY Products:

AERO™ System

10 / 11

EXHIBIT “B”

Territory

Geographical Limitation:

Bohai Bay

Company Limitation:

SINOPEC Group, its subsidiaries and its associated companies and affiliates including the Group.

CNOOC Group, its subsidiaries and its associated companies and affiliates, including the Group.

Other Territory is to be determined and agreed by both parties on case-by-case basis.

11 / 11